SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 19, 2012

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite F, 23rd Floor, Building B, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 19, 2012, we held an annual meeting of shareholders to consider and vote upon the following proposals: (1) to elect two (2) Class II directors for a term of three (3) years and one (1) Class I director for a term of two (2) years; and (2) to ratify the appointment of Sherb & Co., LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2012.

The following directors were elected at the annual meeting:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Class II Directors:
Jianguo Hu	6,898,412	142,030	3,041,561
Zihui Mo	7,009,389	31,053	3,041,561

Class I Director:
Yang Chen	6,899,162	141,280	3,041,561

Our stockholders ratified the appointment of Sherb & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2012. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Sherb & Co., LLP as independent registered public accountants	9,676,538	379,882	25,583	—

Broker non-votes did not affect the outcome of any proposal voted on at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/s/ HANYING LI
Hanying Li
Chief Executive Officer

Dated: October 22, 2012